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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549

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                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


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                          Date of Report: July 17, 2002

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                           BOEING CAPITAL CORPORATION
              (Exact name of registrant as specified in its charter)

            Delaware                   95-2564584                  0-10795
 (State or other jurisdiction of    (I.R.S. Employer       (Commission File No.)
 Incorporation or Organization)     Identification No.)

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            500 Naches Ave., SW, 3rd Floor - Renton, Washington 98055
                    (Address of principal executive offices)

                                 (425) 393-2914
              (Registrant's telephone number, including area code)

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



Item 5.  Other Events


The following summary consolidated financial data of Boeing Capital Corporation (the "Company") for the periods indicated are being provided for public reference prior to the filing of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002. The Form 10-Q is expected to be timely filed during August 2002.

Boeing Capital Corporation and Subsidiaries
Summary Financial Information (Unaudited)

                                                                                             June 30,          December 31,
(Dollars in millions, except stated value and par value)                                       2002                2001
-------------------------------------------------------------------------------------------------------------------------------

Selected earnings data:
    Revenues                                                                             $         481.8     $        815.3
    Interest expense                                                                               189.1              324.0
    Net income                                                                                      88.5              151.7

Ratio of income to fixed charges (1)                                                                 1.72               1.73

Selected balance sheet data:
    Cash and cash equivalents                                                            $          91.2     $        400.2
    Financing receivables, net                                                                   6,848.9            5,648.5
    Equipment under operating leases, net                                                        3,181.8            2,786.0
    Equipment held for sale or re-lease                                                            461.8              418.5
    Investments                                                                                    504.0              168.1
    Accounts due from The Boeing Company and
      Boeing Capital Services Corporation                                                            -                139.5
    Other assets                                                                                   398.3              262.1
                                                                                         --------------------------------------
         Total assets                                                                    $      11,486.0     $      9,822.9
                                                                                         ======================================

    Accounts payable and accrued expenses                                                $         100.5     $        129.4
    Accounts due to The Boeing Company and
      Boeing Capital Services Corporation                                                          191.7                -
    Other liabilities                                                                              238.7              220.2
    Deferred income taxes                                                                          964.8              807.5
    Debt:
      Senior(2)                                                                                  8,357.0            7,271.2
      Subordinated                                                                                  24.0               24.1
                                                                                         --------------------------------------
         Total liabilities                                                                       9,876.7            8,452.4
                                                                                         --------------------------------------

    Preferred stock - no par value; authorized 100,000 shares:
      Series A; $5,000 stated value; authorized, issued and
         outstanding 10,000 shares                                                                   -                 50.0
    Common stock - $100 par value; authorized 100,000 shares;
      issued and outstanding 50,000 shares                                                           5.0                5.0
    Capital in excess of par value                                                               1,001.8              803.8
    Accumulated other comprehensive loss, net of tax                                               (15.1)             (19.1)
    Income retained for growth                                                                     617.6              530.8
                                                                                         --------------------------------------
         Total shareholder's equity                                                              1,609.3            1,370.5
                                                                                         --------------------------------------
         Total liabilities and shareholder's equity                                      $      11,486.0    $       9,822.9
                                                                                         ======================================

(1) For purposes of computing the ratio of income to fixed charges, income consists of income before provision for income taxes and fixed charges; and fixed charges consist of interest expense and preferred stock dividend requirement.
(2) Senior debt consists of $339.8 million and $43.4 million of commercial paper at June 30, 2002 and December 31, 2001, respectively. The remaining balance consists of other senior debt instruments.



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Portfolio Balances

Portfolio balances for the Company's principal segments are summarized as follows:

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                                                                                             June 30,         December 31,
(Dollars in millions)                                                                          2002               2001
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
Aircraft Financial Services                                                              $     8,427.8    $     6,628.6
Commercial Financial Services                                                                  2,635.6          2,454.3
Other                                                                                             81.4             77.7
                                                                                         --------------------------------------
                                                                                         $    11,144.8    $     9,160.6
                                                                                         ======================================

Portfolio Quality

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                                                                                             June 30,         December 31,
(Dollars in millions)                                                                          2002               2001
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Nonearning Assets
   Nonaccrual financing receivables                                                       $  93.0         $  159.7
   Nonearning equipment under operating leases                                               46.8             73.7
   Equipment held for sale or re-lease                                                      461.8            418.5
                                                                                          -------------------------------------
                                                                                          $ 601.6         $  651.9
                                                                                          =====================================

Ratio of nonaccrual financing receivables to total financing
   receivables                                                                               1.3%            2.8%
Ratio of total nonearning assets to total portfolio                                          5.4%            7.1%




Analysis of Allowance for Losses on Financing Receivables

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                                                                                           June 30,        December 31,
(Dollars in millions)                                                                        2002             2001
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
Allowance for losses on financing receivables at beginning of year                       $  139.5         $  136.4
Provision for losses                                                                         17.4             36.3
Write-offs, net of recoveries                                                               (10.7)           (36.5)
Allowance acquired from Boeing and subsidiaries                                               2.1              3.3
                                                                                         --------------------------------------
Allowance for losses on financing receivables at end of period                           $  148.3         $  139.5
                                                                                         ======================================

Allowance as percent of total receivables                                                     2.1%             2.4%

Net write-offs as percent of average receivables                                              0.2%             0.8%

More than 90 days delinquent:
    Amount of delinquent installments                                                    $   17.3          $   21.2
    Total receivables due from delinquent obligors                                          130.9             152.8
   Total receivables due from delinquent obligors
       as percent of total receivables                                                        1.9%              2.6%


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The following information relating to Boeing Capital Corporation was included in
The Boeing Company's earnings release on July 17, 2002.

Boeing Capital Corporation revenues increased 9 percent to $254 million from $233 million in the second quarter of 2001. Pre-tax earnings (after financing-related interest expense) totaled $73 million for the quarter compared with $87 million last year. Results for the second quarter of 2001 included $42 million of revenue and pre-tax earnings on asset sales and the valuation of warrants and convertible securities in the portfolio. Revenues and earnings growth for the second quarter of 2002 were in line with portfolio growth when the impact of asset sales and securities valuation in 2001 are excluded.

The Boeing Capital portfolio at the end of the quarter totaled $11.1 billion, up from $10.3 billion at the end of the first quarter and up 53 percent from the second quarter of 2001.

Boeing Capital continues to access multiple funding sources at favorable borrowing rates. Financing-related interest expense for the quarter was $99 million compared to $92 million in the prior year. Leverage (debt-to-equity ratio) remained at 5.2-to-1, down from 6.0-to-1 at the end of the second quarter of 2001.

New business volume totaled $982 million for the quarter, down from the first quarter 2002 level of $1.1 billion. As expected, a decline in commercial aircraft financing was partly offset by increased commercial finance activity. Portfolio growth is expected to moderate as a result of fewer commercial aircraft deliveries and potentially greater availability of capital market financing for some airlines.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Boeing Capital Corporation

                               By   /s/ STEVEN W. VOGEDING
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                                    Steven W. Vogeding
    July 17, 2002                   Vice President and Chief Financial Officer